EXHIBIT 99.01

SOCIAL REALITY ANNOUNCES $6.6 MILLION REGISTERED DIRECT OFFERING

LOS ANGELES, April 8, 2019 –Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, today announced that it has entered into definitive agreements with investors for the purchase of 1,650,000 shares of its Class A common stock, at a purchase price per share of $4.00, in a registered direct offering. The closing of the offering is expected to take place on or about April 10, 2019, subject to the satisfaction of customary closing conditions.

WestPark Capital, Inc. acted as placement agent with this offering.

The gross proceeds to Social Reality, before deducting placement agent fees and other offering expenses, are expected to be $6.6 million. Social Reality intends to use the net proceeds from this offering for general working capital.

The shares of Class A common stock are being offered by Social Reality pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) on November 28, 2016, and the base prospectus contained therein (File No. 333-214644). The offering of the shares of common stock will be made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC.  Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting WestPark Capital, Inc. at 1900 Avenue of the Stars, 3rd Floor, Los Angeles, CA 90067, by phone at 310-843-9300 or e-mail at ckaufman@wpcapital.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SRAX
Social Reality, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX’s technology delivers the tools to unlock data to reveal brands and content owners’ core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people can own and sell access to their data thereby users’ choice, transparency, and compensation. SRAX’s technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com